EXHIBIT 10.7

                              INVESTMENT AGREEMENT


     INVESTMENT AGREEMENT (this "AGREEMENT"), dated as of January 21, 2004 by and between NETWORK INSTALLATION CORPORATION, a Nevada corporation (the "COMPANY"), and Preston Capital Partners, a Delaware Limited Liability Corporation (the "INVESTOR").

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Investor shall invest up to $2,500,000 to purchase the Company's common stock, no par value per share (the "COMMON STOCK");

     WHEREAS,  such  investments will be made in reliance upon the provisions of
Section 4(2) under the Securities Act of 1933, as amended (the "1933 ACT"), Rule 506 of Regulation D, and the rules and regulations promulgated thereunder, and/or upon such other exemption from the registration requirements of the 1933 Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder; and

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

     NOW THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, the covenants and agreements set forth hereafter, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

     1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings specified or indicated, and such meanings shall be equally applicable to the singular and plural forms of the defined terms.

"1933  ACT"  shall  mean  the  Securities  Act  of  1933,  as it may be amended.

"1934 ACT" shall mean the Securities Exchange Act of 1934, as it may be amended.

"AFFILIATE"  shall  have  the  meaning  specified  in  Section  5(h).

"AGREEMENT"  shall  mean  this  Investment  Agreement.

"BUY-IN"  shall  have  the  meaning  specified  in  Section  6.

"BUY-IN  ADJUSTMENT  AMOUNT"  shall  have  the  meaning  specified in Section 6.

"CLOSING"  shall  have  the  meaning  specified  in  Section  2(h).

"CLOSING  DATE"  shall mean, as defined in Section 2(h), the date which is seven
(7)  Trading  Days  following  the  Put  Notice  Date.

"COMMON  STOCK"  shall  mean  the  Common  Stock  of  the  Company.

"CONTROL"  or  "CONTROLS"  shall  have  the  meaning  specified in Section 5(h).

"COVERING  SHARES"  shall  have  the  meaning  specified  in  Section  6.

"EFFECTIVE DATE" shall mean the date the SEC declares effective under the 1933 Act the Registration Statement covering the Securities.

"ENVIRONMENTAL  LAWS"  shall  have  the  meaning  specified  in  Section  4(m).

"EXECUTION DATE" shall mean the date all Transaction Documents are executed by the Company and Investor.

 "INDEMNITEES"  shall  have  the  meaning  specified  in  Section  10.

"INDEMNIFIED  LIABILITIES"  shall  have  the  meaning  specified  in Section 10.

"INEFFECTIVE PERIOD" shall mean any period of time that the Registration Statement or any Supplemental Registration Statement (as defined in the Registration Rights Agreement) becomes ineffective or unavailable for use for the sale or resale, as applicable, of any or all of the Registrable Securities (as defined in the Registration Rights Agreement) for any reason (or in the event the prospectus under either of the above is not current and deliverable) during any time period required under the Registration Rights Agreement.

"INVESTOR"  shall  mean  Preston  Capital  Partners.,  a  Delaware  LLC.

"MAJOR  TRANSACTION"  shall  have  the  meaning  specified  in  Section  2(g).

"MATERIAL  ADVERSE  EFFECT"  shall  have  the meaning specified in Section 4(a).

"MATERIAL  FACTS"  shall  have  the  meaning  specified  in  Section  2(m).

"MAXIMUM  COMMON  STOCK  ISSUANCE"  shall  have the meaning specified in Section
2(j).

"MINIMUM ACCEPTABLE PRICE" with respect to any Put Notice Date shall mean 75% of the average of the closing bid prices for the fifteen (15) Trading Day period immediately preceding such Put Notice Date.

 "OPEN PERIOD" shall mean the period beginning on and including the Trading Day immediately following the Effective Date and ending on the earlier to occur of
(i) the date which is 36 (thirty-six) months from the Effective Date and (ii) termination of the Agreement in accordance with Section 9.

"PRICING PERIOD" shall mean the period beginning on the Put Notice Date and ending on and including the date which is five (5) Trading Days after such Put Notice Date.

"PRINCIPAL MARKET" shall mean the American Stock Exchange, Inc., the National Association of Securities Dealer's, Inc. OTC-BB, the Nasdaq National Market System or the Nasdaq SmallCap Market, whichever is the principal market on which the Common Stock is listed.

"PROSPECTUS" shall mean the prospectus, preliminary prospectus and supplemental prospectus used in connection with the Registration Statement.

"PURCHASE AMOUNT" shall mean the total amount being paid by the Investor on a particular Closing Date to purchase the Securities.

"PURCHASE PRICE" shall mean 95% (ninety-five percent) of the average of the Four lowest posted bid price of the Common Stock during the Pricing Period in a Trading Day.

"PUT  AMOUNT"  shall  have  the  meaning  set  forth  in  Section  2(b)  hereof.

"PUT NOTICE" shall mean a written notice sent to the Investor by the Company stating the Put Amount of Shares the Company intends to sell to the Investor pursuant to the terms of the Agreement and stating the current number of Shares issued and outstanding on such date.

"PUT NOTICE DATE" shall mean the Trading Day immediately following the day on which the Investor receives a Put Notice, however a Put Notice shall be deemed delivered on (x) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 2:00 pm Eastern Time, or (y) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 2:00 pm Eastern Time on a Trading Day. No Put Notice may be deemed delivered on a day that is not a Trading Day.

"PUT RESTRICTION" shall mean the days between the end of the Pricing Period and the date on which the Investor deems the Put closed. During this time, the Company shall not be entitled to deliver another Put Notice unless there has been a release of shares.

"REGISTRATION OPINION DEADLINE" shall mean the date that is three (3) Trading Days prior to each Put Notice Date.

"REGISTRATION  PERIOD"  shall  have  the  meaning  specified  in  Section  5(c).

"REGISTRATION RIGHTS AGREEMENT" shall mean the Agreement entered into by the Company with Investor for the registration of the Securities.

"REGISTRATION STATEMENT" means the registration statement of the Company filed under the 1933 Act covering the Common Stock issuable hereunder.

"RELATED  PARTY"  shall  have  the  meaning  specified  in  Section  5(h).

"RESOLUTION"  shall  have  the  meaning  specified  in  Section  8(f).

"SEC"  shall  mean  the  U.S.  Securities  &  Exchange  Commission.

"SEC  DOCUMENTS"  shall  have  the  meaning  specified  in  Section  4(f).

"SECURITIES" shall mean the shares of Common Stock issued pursuant to the terms of the Agreement.

"SHARES" shall mean the shares of common stock of the Company having no par value per share.

"SOLD  SHARES"  shall  have  the  meaning  specified  in  Section  6.

"SUBSIDIARIES"  shall  have  the  meaning  specified  in  Section  4(a).

"TRADING DAY" shall mean any day on which the Principal Market for the Company's common stock is open for trading, from the hours of 9:30 am until 4:00 pm.

"TRANSACTION DOCUMENTS" shall mean this Agreement, the Registration Rights Agreement, the Investor Agreement and each of the other agreements entered into by the parties hereto in connection with this Agreement.

"VALUATION  EVENT"  shall  have  the  meaning  specified  in  Section  2(k).

     2.     PURCHASE  AND  SALE  OF  COMMON  STOCK

     a.     Purchase  and  Sale  of  Common  Stock.  Subject  to  the  terms and
conditions            set  forth herein, the Company shall issue and sell to the
Investor, and the Investor shall purchase from the Company, up to that number of Shares having an aggregate Purchase Price of $2,500,000.

     b. Delivery of Put Notices. (i) Subject to the terms and conditions of the Transaction Documents, and from time to time during the Open Period, the Company may, in its sole discretion, deliver a Put Notice to the Investor which states the Put Amount (designated in shares of Common Stock) which the Company intends to sell to the Investor on a Closing Date. The Put Notice shall be in the form attached hereto as Exhibit "F" and incorporated herein by reference. The Put Amount designated by the Company in the form of a Put Notice shall be as follows:

          The amount that the Company shall be entitled to Put to the Investor shall be in no event less than $10,000 but exceed $100,000 per Put.

          During the Open Period, the Company shall not be entitled to submit a Put Notice until after the previous Closing has been completed. The Purchase Price for the Common Stock identified in the Put Notice shall be equal to 95% (ninety-five percent) of the average of four lowest posted bid prices of the Common Stock during the Pricing Period.

     (ii) If the closing bid price during the applicable Pricing Period with respect to that Put Notice is less than 75% (seventy-five percent) of the closing bid prices of the Common Stock for the fifteen (15) Trading Days prior to the Put Notice Date ("MINIMUM ACCEPTABLE PRICE") the Put Notice will terminate, only at the Company's request, sent via FACSIMILE to the Investor, the Investor will continue the Put until the FACSIMILE is received by the Investor. In the event that the closing bid price for the applicable Pricing Period is less than the Minimum Acceptable Price, the Company may elect in its sole discretion, by sending written notice to the Investor via facsimile, to cancel that portion of the Put Notice remaining for that number of Trading Days remaining after the written cancellation notice is received by the Investors. The written notice shall be deemed received by the Investors on (i) the Trading Day it is actually received by facsimile or otherwise by the Investors if such notice is received on or prior to 9:00 A.M. New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile after 9:00 A.M. New York time on a Trading Day or at anytime on a day which is not a Trading Day. Notwithstanding the foregoing, there shall be a closing with respect to, and the Company shall be responsible for delivering, that number of shares of Common Stock to the Investor that were sold by the Investors through and including the end of the Trading Day the written cancellation notice is received by the Investor.

      (iii) Within Thirteen (13) calendar days after the commencement of each calendar quarter occurring subsequent to the commencement of the Open Period, the Company undertakes to notify Investor as to its reasonable expectations as to the Put Amount it intends to raise during such calendar quarter, if any, through the issuance of Put Notices. Such notification shall constitute only the Company's good faith estimate with respect to such calendar quarter and shall in no way obligate the Company to raise such amount during such calendar quarter or otherwise limit its ability to deliver Put Notices during such calendar quarter. The failure by the Company to comply with this provision can be cured by the Company's notifying Investor at any time as to its reasonable expectations with respect to the current calendar quarter.

     c. Interest. It is the intention of the parties that any interest that may be deemed to be payable under this Agreement shall not exceed the maximum amount permitted under any applicable law. If a law, which applies to this Agreement which sets the maximum interest amount, is finally interpreted so that the interest in connection with this Agreement exceeds the permitted limits, then: (1) any such interest shall be reduced by the amount necessary to reduce the interest to the legally permitted limit; and (2) any sums already collected (if any) from the Company which exceed the legally permitted limits will be refunded to the Company. The Investor may choose to make this refund by reducing the amount that the Company owes under this Agreement or by making a direct payment to the Company. If a refund reduces the amount that the Company owes the Investor, the reduction will be treated as a partial payment. In case any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

     d. INVESTOR'S OBLIGATION TO PURCHASE SHARES. Subject to the conditions set forth in this Agreement, following the Investor's receipt of a validly delivered Put Notice, the Investor shall be required to purchase from the Company during the related Pricing Period that number of Shares having an aggregate Purchase Price equal to the lesser of (i) the Put Amount set forth in the Put Notice, and
(ii) 20% of the aggregate trading volume of the Common Stock during the applicable Pricing Period times (x) 95% of the average of (4) lowest closing bid prices of the Company's Common Stock during the specified Pricing Period, but only if said Shares bear no restrictive legend, are not subject to stop transfer instructions and are being held in escrow, pursuant to Section 2(h), prior to the applicable Closing Date.

     e. Limitation on Investor's Obligation to Purchase Shares. In no event shall the Investor purchase Shares other than pursuant to this Agreement until such date as this Agreement is terminated.

     f. Conditions to Investor's Obligation to Purchase Shares. Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to deliver a Put Notice and the Investor shall not be obligated to purchase any Shares at a Closing (as defined in Section 2(h)) unless each of the following conditions are satisfied:

(i) a Registration Statement shall have been declared effective and shall remain effective and available for the resale of all the Registrable Securities (as defined in the Registration Rights Agreement) at all times until the Closing with respect to the subject Put Notice;

(ii) at all times during the period beginning on the related Put Notice Date and ending on and including the related Closing Date, the Common Stock shall have been listed on the Principal Market and shall not have been suspended from trading thereon for a period of five (5) consecutive Trading Days during the Open Period and the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock;

 (iii) the Company has complied with its obligations and is otherwise not in breach of a material provision of, or in default under, this Agreement, the Registration Rights Agreement or any other agreement executed in connection herewith which has not been corrected prior to delivery of the Put Notice Date;

 (iv) no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and

(v) the issuance of the Securities will not violate the shareholder approval requirements of the Principal Market.

If any of the events described in clauses (i) through (v) above occurs during a Pricing Period, then the Investor shall have no obligation to purchase the Put Amount of Common Stock set forth in the applicable Put Notice.

     g. For purposes of this Agreement, a "MAJOR TRANSACTION" shall be deemed to have occurred upon the closing of any of the following events: (i) the consolidation, merger or other business combination of the Company with or into another person (other than pursuant to a migratory merger effected solely for the purposes of changing the jurisdiction of incorporation of the Company or other than a transaction in which the Company is the surviving corporation) (ii) the sale or transfer of all or substantially all of the Company's assets; or
(iii) the consummation of a purchase, tender or exchange offer made to, and accepted by, the holders of more than 30% of the economic interest in, or the combined voting power of all classes of voting stock of, the Company.

     h. Mechanics of Purchase of Shares by Investor. Subject to the satisfaction of the conditions set forth in Sections 2(f), 7 and 8, the closing of the purchase by the Investor of Shares (a "CLOSING") shall occur on the date which is Seven (7) Trading Days following the applicable Put Notice Date or when deemed close by the investor. (each a "CLOSING DATE") Prior to each Closing Date, (i) the Company shall deliver to the Investor, certificates representing the Shares to be issued to the Investor on such date and registered in the name of the Investor and (ii) the Investor shall deliver to the Company the Purchase Price to be paid for such Shares (after Investor has received such Shares), determined as set forth in Section 2(b) and (d), by wire transfer. The Company shall instruct the transfer agent to send the certificate via overnight delivery and supply the tracking number and amount of shares to Investor via E-mail.In lieu of delivering physical certificates representing the Securities and provided that the Company's transfer agent then is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Investor, the Company shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Securities by crediting the account of the Investor's prime broker (which shall be specified by the Investor a reasonably sufficient time in advance) with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

The Company understands that a delay in the issuance of Securities beyond the Closing Date could result in economic loss to the Investor. After the Effective Date, as compensation to the Investor for such loss, the Company agrees to pay late payments to the Investor for late issuance of Securities (delivery of Securities after the applicable Closing Date) in accordance with the following schedule (where "No. of Days Late" is defined as the number of days beyond the Closing Date):
     Late  Payment  For  Each
          No.  of  Days  Late               $10,000  of  Common  Stock

          1                         $10
          2                         $20
          3                         $30
          4                         $40
          5                         $50
          6                         $60
          7                         $70
          8                         $80
          9                         $90
         10                         $100
        Over  10                    $100  +  $100  for  each
                                    Business  Day  late  beyond  10

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Investor's right to pursue actual damages for the Company's failure to issue and deliver the Securities to the Investor, except to the extent that such late payments shall constitute payment for and offset any such actual damages alleged by the Investor, and any Buy In Adjustment Amount.

     i.     Reserved.

     j. Overall Limit on Common Stock Issuable. Notwithstanding anything contained herein to the contrary, if during the Open Period the Company becomes listed on an exchange that limits the number of shares of Common Stock that may be issued without shareholder approval, then the number of Shares issuable by the Company and purchasable by the Investor, including the shares of Common Stock issuable to the Investors pursuant to Section 11(b), shall not exceed that number of the shares of Common Stock that may be issuable without shareholder approval, subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalization affecting the Common Stock (the "MAXIMUM COMMON STOCK ISSUANCE"), unless the issuance of Shares, including any Common Stock to be issued to the Investors pursuant to Section 11(b), in excess of the Maximum Common Stock Issuance shall first be approved by the Company's shareholders in accordance with applicable law and the By-laws and Articles of Incorporation of the Company, if such issuance of shares of Common Stock could cause a delisting on the Principal Market. The parties understand and agree that the Company's failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Securities or the Investor's obligation in accordance with the terms and conditions hereof to purchase a number of Shares in the aggregate up to the Maximum Common Stock Issuance limitation, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation provided in this Section 2(j).

     k. "VALUATION EVENT" means the Company taking any of the following actions at any time during a "Pricing Period":

 (i)     subdivides  or  combines  its  Common  Stock;
(ii) pays a dividend in Common Stock or makes any other distribution of its Common Stock, except for dividends paid with respect to the Preferred Stock;
(iii) issues any options or other rights to subscribe for or purchase Common Stock ("Options") and the price per share for which Common Stock may at any time thereafter be issuable pursuant to such Options shall be less than the Bid Price in effect immediately prior to such issuance of such Options;
(iv) issues any securities convertible into or exchangeable for Common Stock ("Convertible Securities") and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Bid Price in effect immediately prior to such issuance of the Convertible Securities;
     (v) issues shares of Common Stock otherwise than as provided in the foregoing subsections (i) through (iv), at a price per share less,  or
for other consideration lower, than the Bid Price in effect immediately prior to such issuance, or without consideration;
     (vi) makes a distribution of its assets or evidences of indebtedness to the holders of Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (i) through (v); or
(vii) takes any action affecting the number of shares of Common Stock outstanding, other than an action described in any of the foregoing subsections
(i) through (vi) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a materially adverse effect upon the rights of Investor at the time of a Put Notice is delivered to Investor.

     l. The Company agrees that it shall not take any action that would result in a Valuation Event occurring during a Pricing Period.

     m.     reserved

     n.     reserved

     o.     reserved

     p.     reserved

3.     INVESTOR'S  REPRESENTATIONS,  WARRANTIES  AND  COVENANTS.

     The  Investor  represents and warrants to the Company, and covenants, that:

     a. Sophisticated Investor. The Investor has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (A) evaluating the merits and risks of an investment in the Securities and making an informed investment decision, (B) protecting its own interest and (C) bearing the economic risk of such investment for an indefinite period of time.

     b. Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

     c. Section 9 of the 1934 Act. During the Open Period, the Investor will comply with the provisions of Section 9 of the 1934 Act, and the rules promulgated thereunder, with respect to transactions involving the Common Stock. The Investor agrees not to short, either directly or indirectly through its affiliates, principals or advisors, the Company's common stock during the term of this Agreement, however, it shall not be deemed a short if the Investor sells common stock after the delivery of the Put Notice from the Company.


     d. Accredited Investor. Investor is an "Accredited Investor" as that term is defined in Rule 501(a)(3) of Regulation D of the 1933 Act.

     e. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not result in a violation of the Articles of Incorporation, the By-laws or other organizational documents of the Investor.

     f. The Investor has had an opportunity to discuss the business, management and financial affairs of the Company with the Company's management and the Investor has received all documents it has requested from the Company as of the date of this Agreement;
     g. INVESTMENT PURPOSES. The Investor is purchasing the Securities for its own account for investment purposes and not with a view towards distribution and agrees to resell or otherwise dispose of the Securities solely in accordance with the registration provisions of the 1933 Act (or pursuant to an exemption from such registration provisions).

     h. NO REGISTRATION AS A DEALER. The Investor is not and will not be required to be registered as a "dealer" under the 1934 Act, either as a result of its execution and performance of its obligations under this Agreement or otherwise.

    i. THE INVESTOR IS A LIMITED PARTNERSHIP, duly organized, validly existing in good standing in the State of Delaware.

    j.   THE  INVESTOR  UNDERSTAND IT IS LIABLE FOR IT OWN TAX LIABILITIES.

    k.   THE  INVESTOR  WILL  COMPLY  WITH  REGULATION M UNDER THE 1934, IF
APPLICABLE.


     4.     REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY.

     Except as set forth in the Schedules attached hereto, the Company represents and warrants to the Investor that:

     a. Organization and Qualification. The Company is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction, and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined in Section 1 and 4(b)below). The Company has no subsidiaries.

     b. Authorization; Enforcement; Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS"), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the reservation for issuance and the issuance of the Securities pursuant to this Agreement, have been duly and validly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or its shareholders, (iii) the Transaction Documents have been duly and validly executed and delivered by the Company, and (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

     c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, no par value per share, of which as of the date hereof, 12,325,000 shares are issued and outstanding; (as of September __, 2003) shares of Common Stock are issuable upon the exercise of options, warrants and conversion rights. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 4(c) which is attached hereto and made a part hereof, (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement), (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement, (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement and (viii) there is no dispute as to the class of any shares of the Company's capital stock. The Company has furnished to the Investor, or the Investor has had access through EDGAR to, true and correct copies of the Company's Articles of Incorporation, as in effect on the date hereof (the "ARTICLES OF INCORPORATION"), and the Company's By-laws, as in effect on the date hereof (the "BY-LAWS '), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

     d. Issuance of Shares. A sufficient number of Shares issuable pursuant to this Agreement has been duly authorized and reserved for issuance
(subject to adjustment pursuant to the Company's covenant set forth in Section 5(f) below) pursuant to this Agreement. Upon issuance in accordance with this Agreement, the Securities will be validly issued, fully paid and nonassessable and free from all taxes, and liens with respect to the issue thereof. In the event the Company cannot register a sufficient number of Shares, due to the remaining number of authorized shares of Common Stock being insufficient, the Company will use its best efforts to register the maximum number of shares it can based on the remaining balance of authorized shares and will use its best efforts to increase the number of its authorized shares as soon as reasonably practicable.

     e. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the Principal Market or principal securities exchange or trading market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 4(e), neither the Company nor its Subsidiaries is in violation of any term of, or in default under, the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or their organizational charter or by-laws, respectively, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in the aggregate have a Material Adverse Effect. The business of the Company is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization, permit or order of, or make any filing or registration (except the filing of a registration statement and filings to comply with Blue Sky requirements) with, any court, governmental authority or agency, regulatory or self-regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, permits, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and are in full force and effect as of the date hereof. Except as disclosed in Schedule 4(e), the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not, and will not be, in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting of the Common Stock by the Principal Market in the foreseeable future.

     f. SEC Documents; Financial Statements. Since at least January 1999, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to the Investor or its representatives, or they have had access through EDGAR to, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents, including, without limitation, information referred to in Section 4(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Investor with any material, nonpublic information which was not publicly disclosed prior to the date hereof and any material, nonpublic information provided to the Investor by the Company or its Subsidiaries or any of their officers, directors, employees or agents prior to any Closing Date shall be publicly disclosed by the Company prior to such Closing Date.

     g. Absence of Certain Changes. Except as disclosed in Schedule 4(g), the Company does not intend to change the business operations of the Company.
The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

     h. Absence of Litigation. Except as set forth in Schedule 4(h), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, in which an adverse decision could have a Material Adverse Effect.

     i. Acknowledgment Regarding Investor's Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Securities. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

     j. No Undisclosed Events, Liabilities, Developments or Circumstances. Since June 30, 2003, no event, liability, development or circumstance has occurred or exists, or to the Company's knowledge is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, assets, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

     k. Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company's employ or otherwise terminate such officer's employment with the Company.

     l. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 4(l), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights necessary to conduct its business as now or as proposed to be conducted have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 4(l), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

     m. Environmental Laws. The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"),
(ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
(iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

     n. Title. The Company has good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 4(n) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the CompanyAny real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

     o. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

     p. Regulatory Permits. The Company and its Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from the appropriate federal, state, local or foreign regulatory authorities and comparable foreign regulatory agencies, necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits which if not obtained, or such revocations or modifications which, would not have a Material Adverse Effect.

     q. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     r. No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

     s. Tax Status. The Company has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

     t. Certain Transactions. Except as set forth on Schedule 4(t) and in the SEC Documents filed at least ten days prior to the date hereof and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and except for transactions that do not exceed $10,000 in one year, and other than the grant of stock options disclosed on
Schedule 4(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     u. Dilutive Effect. The Company understands and acknowledges that the number of shares of Common Stock issuable upon purchases pursuant to this Agreement will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the Open Period. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the Transaction Documents, its obligation to issue shares of Common Stock upon purchases pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

     v.   Intentionally  left  blank

     w.   Intentionally  omitted.

     x. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Stock offered hereby.

    y. NO FINDERS OR FINANCIAL ADVISORY FEES will be paid by the Company to the Investor with respect to the transactions contemplated by this Agreement.


     5.     COVENANTS  OF  THE  COMPANY

     a. Best Efforts. The Company shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.

     b. Blue Sky. The Company shall, at its sole cost and expense, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Investor at each of the Closings pursuant to this Agreement under applicable securities or "Blue Sky" laws of such states of the United States, as reasonably specified by Investor, and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date. The Company shall, at its sole cost and expense, make all filings and reports relating to the offer and sale of the Securities required under the applicable securities or "Blue Sky" laws of such states of the United States following each of the Closing Dates.

     c. Reporting Status. Until the earlier to occur of (i) the first date which is after the date this Agreement is terminated pursuant to Section 9 and on which the Holders (as that term is defined in the Registration Rights Agreement) may sell all of the Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), and (ii) the date on which (A) the Holders shall have sold all the Securities and (B) this Agreement has been terminated pursuant to Section 9 (the "REGISTRATION PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as a reporting company under the 1934 Act.

     d. Use of Proceeds. The Company will use the proceeds from the sale of the Shares (excluding amounts paid by the Company for fees as set forth in the Transaction Documents) for general corporate and working capital purposes or other appropriate uses as approved by the Company's Board of Directors.

     e. Financial Information. The Company agrees to make available to the Investor via EDGAR or other electronic means the following to the Investor during the Registration Period: (i) within five (5) Trading Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-KSB, its Quarterly Reports on Form 10-QSB, any Current Reports on Form 8-K and any Registration Statements or amendments filed pursuant to the 1933 Act; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders and (iv) within two (2) calendar days of filing or delivery thereof, copies of all documents filed with, and all correspondence sent to, the Principal Market, any securities exchange or market, or the National Association of Securities Dealers, Inc., unless such information is material nonpublic information.

     f. Reservation of Shares. Subject to the following sentence, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the issuance of the Securities hereunder. In the event that the Company determines that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance as described in this Section 5(f), the Company shall use its best efforts to increase the number of authorized shares of Common Stock by seeking shareholder approval for the authorization of such additional shares.

     g. Listing. The Company shall promptly secure and maintain the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon the Principal Market and each other national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market (excluding suspensions of not more than one trading day resulting from business announcements by the Company). The Company shall promptly provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this
Section  5(g).

     h.     Reserved.

     i. Filing of Form 8-K. On or before the date which is three (3) Trading Days after the Execution Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transaction contemplated by the Transaction Documents in the form required by the 1934 Act, if such filing is required.

     j. Corporate Existence. The Company shall use its best efforts to preserve and continue the corporate existence of the Company.

     k. Notice of Certain Events Affecting Registration; Suspension of Right to Make a Put. The Company shall promptly notify Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of the Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose;
(iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to Investor any Put Notice during the continuation of any of the foregoing events.

     l.  reserved

     6. COVER. If the number of Shares represented by any Put Notices become restricted or are no longer freely trading for any reason, and after the applicable Closing Date, the Investor purchases, in an open market transaction or otherwise, the Company's Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Investor (the "Sold Shares"), which delivery such Investor anticipated to make using the Shares represented by the Put Notice (a "Buy-In"), the Company shall pay to the Investor the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (a) the Investor's total purchase price (including brokerage commissions, if any) for the Covering Shares over (b) the net proceeds (after brokerage commissions, if any) received by the Investor from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Investor in immediately available funds immediately upon demand by the Investor. By way of illustration and not in limitation of the foregoing, if the Investor purchases Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to the Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which the Company will be required to pay to the Investor will be $1,000. .

     7.     CONDITIONS  OF  THE  COMPANY'S  OBLIGATION  TO  SELL.

     The obligation hereunder of the Company to issue and sell the Securities to the Investor is further subject to the satisfaction, at or before each Closing Date, of each of the following conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

     a. The Investor shall have executed each of this Agreement and the Registration Rights Agreement and delivered the same to the Company.

     b. The Investor shall have delivered to the Investor the Purchase Price for the Securities being purchased by the Investor at the Closing (after receipt of confirmation of delivery of such Securities) by wire transfer of immediately available funds pursuant to the wire instructions provided by the Investor.

     c. The representations and warranties of the Investor shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to such Closing Date.

     d. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

e.     No  Valuation  Event  shall have occurred since the applicable Put Notice
Date.

     8.     FURTHER  CONDITIONS  OF  THE  INVESTOR'S  OBLIGATION  TO  PURCHASE.

     The obligation of the Investor hereunder to purchase Shares is subject to the satisfaction, on or before each Closing Date, of each of the following conditions set forth below.

     a. The Company shall have executed each of the Transaction Documents and delivered the same to the Investor.

     b. The Common Stock shall be authorized for quotation on the Principal Market and trading in the Common Stock shall not have been suspended by the Principal Market or the SEC, at any time beginning on the date hereof and through and including the respective Closing Date (excluding suspensions of not more than one Trading Day resulting from business announcements by the Company, provided that such suspensions occur prior to the Company's delivery of the Put Notice related to such Closing).

     c. The representations and warranties of the Company shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for (i) representations and warranties that speak as of a specific date and (ii) with respect to the representations made in Sections 4(g), (h) and (j) and the third sentence of Section 4(k) hereof, events which occur on or after the date of this Agreement and are disclosed in SEC filings made by the Company at least ten (10) Trading Days prior to the applicable Put Notice Date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company on or before such Closing Date. The Investor may request an update as of such Closing Date regarding the representation contained in Section 4(c) above.

     d.     reserved

     e. The Company shall have executed and delivered to the Investor the certificates representing, or have executed electronic book-entry transfer of, the Securities (in such denominations as such Investor shall request) being purchased by the Investor at such Closing.

     f. The Board of Directors of the Company shall have adopted resolutions consistent with Section 4(b)(ii) above (the "RESOLUTIONS") and such Resolutions shall not have been amended or rescinded prior to such Closing Date.

     g.     reserved

     h. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     i. The Registration Statement shall be effective on each Closing Date and no stop order suspending the effectiveness of the Registration statement shall be in effect or shall be pending or threatened. Furthermore, on each Closing Date (i) neither the Company nor Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

     j. At the time of each Closing, the Registration Statement (including information or documents incorporated by reference therein) and any amendments or supplements thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which would require public disclosure or an update supplement to the prospectus.

     k. There shall have been no filing of a petition in bankruptcy, either voluntarily or involuntarily, with respect to the Company and there shall not have been commenced any proceedings under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors, and there shall have been no calling of a meeting of creditors of the Company or appointment of a committee of creditors or liquidating agents or offering of a composition or extension to creditors by, for, with or without the consent or acquiescence of the Company.

     l. If applicable, the shareholders of the Company shall have approved the issuance of any Shares in excess of the Maximum Common Stock Issuance in accordance with Section 2(j).

     m. The conditions to such Closing set forth in Section 2(f) shall have been satisfied on or before such Closing Date.

     n. The Company shall have certified to the Investor the number of shares of Common Stock outstanding as of a date within ten (10) Trading Days prior to such Closing Date.

     o. The Company shall have delivered to such Investor such other documents relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request upon reasonable advance notice.

     p. On or before the execution of this Agreement, the Company shall have a draft of the Registration Statement covering the Securities.

     9. TERMINATION. This Agreement shall terminate upon any of the following events:

(i)  when  the  Investor  has purchased an aggregate of $2,500,000 in the Common
Stock of the Company pursuant to this Agreement; provided that the Company's representations, warranties and covenants contained in this Agreement insofar as applicable to the transactions consummated hereunder prior to such termination, shall survive the termination of this Agreement for the period of any applicable statute of limitations,

(ii)  on the date which is 36 (thirty-six) months after the Effective Date;

(iii) if the Company shall file or consent by answer or otherwise to the entry of an order for relief or approving a petition for relief, reorganization or arrangement or any other petition in bankruptcy for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or shall make an assignment for the benefit of its creditors, or shall consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, or shall be adjudicated a bankrupt or insolvent, or shall take corporate action for the purpose of any of the foregoing, or if a court or governmental authority of competent jurisdiction shall enter an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any substantial part of its property or an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law, or an order for the dissolution, winding up or liquidation of the Company, or if any such petition shall be filed against the Company;

(iv)     Reserved

(v) the trading of the Common Stock is suspended by the SEC, the Principal Market or the NASD for a period of five (5) consecutive Trading Days during the Open Period;

(vi) the Company shall not have filed with the SEC the initial Registration Statement with respect to the resale of the Registrable Securities in accordance with the terms of the initial Registration Rights Agreement within One Hundred
(120) calendar days of the date hereof or the Registration Statement has not been declared effective within one hundred eighty (180) calendar days of the date hereof; or

(vii) The Common Stock ceases to be registered under the 1934 Act or listed or traded on the Principal Market; or

(viii) The Company requires shareholder approval under Nasdaq rules to issue additional shares and such approval is not obtained within 60 days from the date when the Company has issued its 19.9% maximum allowable shares.

Upon the occurrence of one of the above-described events, the Company shall send written notice of such event to the Investor.

     10. INDEMNIFICATION. In consideration of the Investor's execution and delivery of the this Agreement and the Registration Rights Agreement and acquiring the Shares hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of their shareholders, officers, directors, employees, counsel, and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES'), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby (ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (iv) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (v) the status of the Investor or holder of the Securities as an investor in the Company, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by the Investor which is specifically intended by the Investor for use in the preparation of any such Registration Statement, preliminary prospectus or prospectus or based on illegal or alleged illegal trading of the Shares by the Investor. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights the Investor may have, and any liabilities the Investor may be subject to.

     11.     GOVERNING  LAW;  MISCELLANEOUS.

     a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Boston, County of Suffolk, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

b.  Investor  Fees;  Legal  Fees;

     (i) Except as otherwise set forth in the Transaction Documents, each party shall pay the fees and expenses of its advisers, counsel, the accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Any attorneys' fees and expenses incurred by either the Company or by the Investor in connection with the preparation, negotiation, execution and delivery of any amendments to this Agreement or relating to the enforcement of the rights of any party, after the occurrence of any breach of the terms of this Agreement by another party or any default by another party in respect of the transactions contemplated hereunder, shall be paid on demand by the party which breached the Agreement and/or defaulted, as the case may be. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of any Securities.

     c. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

     d. Headings; Singular/Plural. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine.

     e. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

     f. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

     g. Notices. Any notices or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

     If  to  the  Company:

Michael Cummings, President
Network  Installations Corporation
18 Technology Dr. Suite 140A
Irvine, CA  92618
Telephone: 949-753-7551
Facsimile: 949-753-7551


     With  a  copy  to:

     Amy  Trombly
     80  Dorcar  Rd
     Newton,  MA  02549

     If  to  the  Investor:

     At  the  address  listed  in  the  Questionnaire


     Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

h.     No  Assignment.  This  Agreement  may  not  be  assigned.

     i. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     j. Survival. The representations and warranties of the Company and the Investor contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 5, and the indemnification provisions set forth in Section 10, shall survive each of the Closings and the termination of this Agreement.

     k. Publicity. The Company and Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Investor without the prior written consent of such Investor, except to the extent required by law. Investor acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be "material contracts" as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities 1933 Act or the 1934 Act. Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

     l. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     m. Placement Agent. The Company agrees to pay Park Capital Securities, ("Park") a registered broker dealer, 1% of the Put Amount on each draw as a fee. Park will also act as an unaffiliated broker dealer. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons or entities for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents. The Company shall indemnify and hold harmless the Investor, their employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses incurred in respect of any such claimed or existing fees, as such fees and expenses are incurred.


     n. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     o. Remedies. The Investor and each holder of the Shares shall have all rights and remedies set forth in this Agreement and the Registration Rights Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any default or breach of any provision of this Agreement, including the recovery of reasonable attorneys fees and costs, and to exercise all other rights granted by law.

     p. Payment Set Aside. To the extent that the Company makes a payment or payments to the Investor hereunder or the Registration Rights Agreement or the Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     q. Pricing of Common Stock. For purposes of this Agreement, the bid price of the Common Stock in this Agreement shall be as reported on Bloomberg.



                        Network Installation Corporation


                       INVESTMENT AGREEMENT SIGNATURE PAGE

     Your signature on this Signature Page evidences your agreement to be bound by the terms and conditions of the Investment Agreement and the Registration Rights Agreement.

     1. The undersigned signatory hereby certifies that he/she has read and understands the Investment Agreement, and the representations made by the undersigned in this Investment Agreement are true and accurate.



                              Preston  Capital  Partners,  LLC


____________________________          By: /s/ John P Wykoff
Date                                      --------------------
                                   Name:  John  P  Wykoff
                                  Title:   A  Managing  Member











     Network  Installations

____________________________          By: /s/ Michael Novielli
Date                                      --------------------
                                          Michael  Novielli,  its  Chairman






                                LIST OF EXHIBITS
                                -----------------


EXHIBIT  D               Broker  Representation  Letter
EXHIBIT  F               Put  Notice
EXHIBIT  G               Put  Settlement  Sheet



                                LIST OF SCHEDULES
                                -----------------

Schedule  4(c)                 Capitalization



                                    EXHIBIT D

                              [BROKER'S LETTERHEAD]




Date
Via  Facsimile

Attention:
______________________
______________________
______________________

                      Re: Network Installation Corporation

Dear  __________________:

It is our understanding that the Form______ Registration Statement bearing SEC File
Number ( ___-______) filed by Network Installation Corporation on Form _____ on __________, 2003 was declared effective on _________, 200_.

This letter shall confirm that ______________ shares of the common stock of Network Installation Corporation are being sold on behalf of __________________ and that we shall comply with the prospectus delivery requirements set forth in that Registration Statement by filing the same with the purchaser.

If  you  have  any  questions  please  do  not  hesitate  to  call.

Sincerely,



______________________



cc:  .






     EXHIBIT  F

Date:

RE:  Put  Notice  Number  __

Dear  Mr.  Wykoff,

This is to inform you that as of today, Network Installation Corporation., a Nevada corporation (the "Company"), hereby elects to exercise its right pursuant to the Investment Agreement to require
______________________-. to purchase shares of its common stock. The Company hereby certifies that:

The  amount  of  this  put  is  $__________.

The  Pricing  Period  runs  from  ________  until  _______.

The  current  number  of  shares  issued  and outstanding as of the Company are:

____________________


Regards,



________________________
Michael  Novielli
Network  Installation  Corporation



                                    EXHIBIT G


                              PUT SETTLEMENT SHEET



Date:

Mike,

Pursuant to the Put given by Network Installation Corporation to _____________________ on _________________ 20xx, we are now submitting the amount  of  common  shares  for  you  to  issue  to  __________.

Please have a certificate baring no restrictive legend totaling __________ shares issued to ________________ immediately and send via DWAC to the following account:

XXXXXX

If  not  DWAC  eligible,  please  send  Fedex  Priority  Overnight  to:

XXXXXX

Once these shares are received by us, we will have the funds wired to the Company.

Regards,


John  Wykoff



                           SCHEDULE 4(a)  SUBSIDIARIES




                          SCHEDULE 4(c)  CAPITALIZATION





DEBENTURES:

DUTCHESS
     2002:

          AUGUST  101  -  $30,000

     2003:

          APRIL  101     $40,000
          MAY  101     $15,000
           MAY  102     $25,000
          JUNE  101     $25,000
          JULY  101     $15,000
          JULY  102     $95,000
          AUG  101        $20,000


LARRY  WEXLER               $27,000
CRAIG  WEXLER               $18,000
ANDREW  SMITH               $11,250
GLOBAL  COAST               $11,250
CHARLES  MANGIONE          $85,500
DAVID  WYKOFF               $162,000
CARL  HOEHNER               $9,000
RICHARD  BLUE               $9,000
SEYMOUR  NIESEN               $4,300
JON  CUMMINGS               $5,800
MIKE  DAHLQUIST               $9,000
RICHARD  KIM  DREDGE          $5,800
JOHN  BOLLIGER               $9,000
KENNETH  ROGERS               $18,000
DENISE  &  VERNON  KOTO     $18,000
RALPH  GLASEAL               $18,000